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                                                                   EXHIBIT 10.30

                                                                 LOAN NO. 99-121

                                 PROMISSORY NOTE
                                   (Tranche B)
$5,000,000                                                         June 30, 1999


1.       PROMISE TO PAY.

         FOR VALUE RECEIVED, MERIDIAN SUPERSTITION PARK INVESTORS, L.L.C., an Arizona limited liability company ("MAKER") whose address is 2001 Ross Avenue, Suite 4600, Dallas, Texas 75201, promises to pay to the order of HELLER FINANCIAL, INC., a Delaware corporation, and its successors and assigns ("HOLDER") the sum of Five Million and no/100 Dollars ($5,000,000), or so much thereof as may be advanced and outstanding, together with all other amounts added thereto pursuant to this Note or otherwise payable to Holder under the Loan Documents (as hereinafter defined), including, but not limited to, any Participation or Preferred Payment as defined and set forth in the Loan Agreement (as hereinafter defined) (or so much thereof as may from time to time be outstanding), together with interest on the foregoing at the rates hereinafter set forth, all payable in lawful money of the United States of America (collectively, the "LOAN"). Payments shall be made to Holder at 500 West Monroe Street, 15th Floor, Chicago, Illinois 60661 (or such other address as Holder may hereafter designate in writing to Maker).

         This Note is secured by, among other things, that certain Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing of even date herewith (the "TRUST DEED") encumbering, among other things, the property commonly described as the Superstition Park Apartments located at 30 West Carter, Tempe, Arizona (the "PROPERTY"). This Note, the Trust Deed, the Loan Agreement of even date herewith (the "LOAN AGREEMENT") and any other documents evidencing or securing the Loan or executed in connection therewith, and any modification, renewal or extension of any of the foregoing are collectively called the "LOAN DOCUMENTS".

2.       PRINCIPAL AND INTEREST.


         So long as no Event of Default (as hereinafter defined) exists, interest shall accrue on the principal balance hereof from time to time outstanding and Maker shall pay interest thereon at a rate equal to a floating rate per annum equal to 3.25% plus the Base Rate (the aggregate rate referred to as the "INTEREST RATE"). "BASE RATE" shall mean the rate published each business day in the Wall Street Journal for notes maturing 3 months after issuance under the caption "Money Rates, London Interbank Offered Rates (Libor)". The Interest Rate for each calendar month shall be fixed based upon the Base Rate published prior to and in effect on the first (1st) business day of such month. Interest shall be calculated based on a 360 day year and charged for the actual number of days elapsed.




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3.       PAYMENT.

         Commencing on August 1, 1999, Maker shall pay interest computed at the Interest Rate monthly in arrears on the first (1st) day of each month.

         On or before the twentieth (20th) day after the end of each calendar quarter, Maker shall make principal amortization payments in the following amounts: (a) with respect to each such calendar quarter ending on or before June 30, 2000, an amount equal to 45% of Excess Cash Flow during such calendar quarter, and (b) with respect to each such calendar quarter thereafter, an amount equal to 100% of Excess Cash Flow during such calendar quarter. The foregoing payments shall be applied first to the principal balance under that certain Promissory Note (Tranche A) of even date herewith executed by Maker for the original principal sum of $13,630,000, and then to the principal balance under this Note.

         This Note shall be due and payable on or before June 30, 2002, or any earlier date on which this Note shall be required to be paid in full, whether by acceleration or otherwise (the "MATURITY DATE").

4.       PREPAYMENT.

         Maker may prepay this Note in full upon not less than five (5) days prior written notice to Holder, provided that Maker concurrently pays the Preferred Payment or the Participation, as applicable (as such terms are defined in the Loan Agreement) then due to Holder.

5.       DEFAULT.

         5.1     EVENTS OF DEFAULT.

         Any of the following shall constitute an "EVENT OF DEFAULT" under this
Note: (a) failure to pay any amounts owed pursuant to this Note within 5 calendar days after such payment is due; or (b) the occurrence of any default under any of the other Loan Documents, after giving effect to any applicable grace or cure period.

         5.2 Remedies.

         So long as an Event of Default remains outstanding: (a) interest shall accrue at a rate equal to the Interest Rate plus 4% per annum (the "DEFAULT RATE"); (b) Holder may, at its option and without notice (such notice being expressly waived), declare this Note immediately due and payable; and (c) Holder may pursue all rights and remedies available under the Trust Deed or any other Loan Documents. Holder's rights, remedies and powers, as provided in this Note and the other Loan Documents, are cumulative and concurrent, and may be pursued singly, successively or together against Maker, any guarantor of the Loan, the security described in the Loan Documents, and any other security given at any time to secure the payment hereof, all at the sole discretion of Holder. Additionally, Holder may resort to every other right or remedy available at law or in equity without first exhausting the rights and remedies contained herein, all in


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Holder's sole discretion. Failure of Holder, for any period of time or on more than one occasion, to exercise its option to accelerate the Maturity Date shall not constitute a waiver of the right to exercise the same at any time during the continued existence of any Event of Default or any subsequent Event of Default.

         If any attorney is engaged: (i) to collect the Loan or any sums due under the Loan Documents, whether or not legal proceedings are thereafter instituted by Holder; (ii) to represent Holder in any bankruptcy, reorganization, receivership or other proceedings affecting creditors' rights and involving a claim under this Note; (iii) to protect the liens of the Trust Deed or any of the Loan Documents; (iv) to represent Holder in any other proceedings whatsoever in connection with the Trust Deed or any of the Loan Documents including post judgment proceedings to enforce any judgment related to the Loan Documents; or (v) in connection with seeking an out-of-court workout or settlement of any of the foregoing, then Maker shall pay to Holder all costs, reasonable attorneys' fees and expenses in connection therewith, in addition to all other amounts due hereunder.

6.       LATE CHARGE.

         If payments of principal, interest due under this Note, or any other amounts due under the other Loan Documents are not timely made and remain overdue for a period of 5 days, Maker, without notice or demand by Holder, promptly shall pay an amount ("LATE CHARGE") equal to 4% of each delinquent payment.

7.       GOVERNING LAW: SEVERABILITY.

         This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois. The invalidity, illegality or unenforceability of any provision of this Note shall not affect or impair the validity, legality or enforceability of the remainder of this Note, and to this end, the provisions of this Note are declared to be severable.

8.       WAIVER.

         Except for the notice requirements expressly specified in the Loan Documents, Maker, for itself and all endorsers, guarantors and sureties of this Note, and their heirs, legal representatives, successors and assigns, hereby waives presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, and agrees that their respective liability shall be unconditional and without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Holder. Maker, for itself and all endorsers, guarantors and sureties and their heirs, legal representatives, successors and assigns of this Note, hereby consents to every extension of time, renewal, waiver or modification that may be granted by Holder with respect to the payment or other provisions of this Note, and to the release of any makers, endorsers, guarantors or sureties, and their heirs, legal representatives, successors and assigns, and of any collateral given to secure the payment hereof,


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or any part hereof, with or without substitution, and agrees that additional makers, endorsers, guarantors or sureties and their heirs, legal representatives, successors and assigns, may become parties hereto without notice to Maker or to any endorser, guarantor or surety and without affecting the liability of any of them.

9.       SECURITY, APPLICATION OF PAYMENTS.

         This Note is secured by the liens, encumbrances and obligations created hereby and by the other Loan Documents and the terms and provisions of the other Loan Documents are hereby incorporated herein. Payments will be applied, at Holder's option, first to any fees, expenses or other costs Maker is obligated to pay under this Note or the other Loan Documents to the extent accrued and unpaid, second to accrued and unpaid interest due on this Note or the other Loan Documents, third to the outstanding principal balance of that certain Promissory Note (Tranche A) of even date herewith for the original principal sum of $13,630,000, fourth to the outstanding principal balance of this Note, and fifth to the Preferred Payment or the Participation, as applicable (as such terms are defined in the Loan Agreement).

10.      MISCELLANEOUS.


         10.1     Amendments.

         This Note may not be terminated or amended orally, but only by a termination or amendment in writing signed by Holder.

         10.2    Lawful Rate of Interest.

         In no event whatsoever shall the amount of interest paid or agreed to be paid to Holder pursuant to this Note or any of the Loan Documents exceed the highest lawful rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Note and the other Loan Documents shall involve exceeding the lawful rate of interest which a court of competent jurisdiction may deem applicable hereto ("EXCESS INTEREST"), then ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under such law and if, for any reason whatsoever, Holder shall receive, as interest, an amount which would be deemed unlawful under such applicable law, such interest shall be applied to the Loan (whether or not due and payable), and not to the payment of interest, or refunded to Maker if such Loan has been paid in full. Neither Maker nor any guarantor, endorser or surety nor their heirs, legal representatives, successors or assigns shall have any action against Holder for any damages whatsoever arising out of the payment or collection of any such Excess Interest. Maker agrees to an effective rate of interest that is the rate of interest stated in this Note or in any other Loan Documents plus any additional rate of interest resulting from any other charges in the nature of interest paid or to be paid by Maker for any benefit received or to be received by Holder.



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         10.3     Captions.

         The captions of the Paragraphs of this Note are for convenience of reference only and shall not be deemed to modify, explain, enlarge or restrict any of the provisions hereof.

         10.4     Notices.

         Notices shall be given under this Note in conformity with the terms and conditions of the Loan Agreement.

         10.5    Joint and Several.

         The obligations of Maker under this Note shall be joint and several obligations of Maker and of each Maker, if more than one, and of each Maker's heirs, personal representatives, successors and assigns.

         10.6    Time of Essence.

         Time is of the essence of this Note and the performance of each of the covenants and agreements contained herein.

 11.     EXCULPATION.

         Subject to the provisions set forth below, neither Maker nor any Principal (as defined in the Loan Agreement) shall be personally liable to pay the Loan, or any other amount due, or to perform any obligation, under the Loan Documents, and Holder agrees to look solely to the Property and any other collateral heretofore, now, or hereafter pledged by any party to secure the Loan. Notwithstanding the foregoing, Maker and each Principal, jointly and severally, shall be personally liable for:

                  (a) all losses, damages, costs and expenses including reasonable attorneys' fees incurred by Holder as a result of (i) any failure after the occurrence and during the continuance of any Event of Default (without benefit of any applicable grace or cure period), to apply any portion of the gross income from the Property to the Loan or to customary operating expenses of the Property, (ii) fraud, misappropriation of any funds deriving from the Property or material misrepresentation by Maker, any Principal or affiliate thereof or by the Manager (as defined in the Loan Agreement), (iii) any intentional or material waste or abandonment of the Property by Maker, any Principal or affiliate thereof or by the Manager (as defined in the Loan Agreement), or (iv) any breach of any representation, warranty, covenant or obligation concerning Hazardous Materials (as defined in the Environmental Indemnity) set forth in that certain Hazardous Materials Indemnity Agreement ("ENVIRONMENTAL INDEMNITY") from Maker and Principals to Holder of even date herewith, each as amended from time to time, and




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                  (b) repayment of the Loan and all other obligations of Maker under the Loan Documents in the event of any breach of any of the covenants in Sections 12 or 13 of the Trust Deed pertaining to transfers of interests and additional encumbrances, respectively.

         The foregoing shall in no way limit or impair the enforcement against the Property or any other collateral security granted by the Loan Documents of any of the Holder's rights and remedies pursuant to the Loan Documents.

12.      Sale of Loan.

         Holder, at any time and without the consent of Maker, may grant participations in or sell, transfer, assign and convey all or any portion of its right, tide and interest in and to the Loan, this Note, the Trust Deed and the other Loan Documents, any guaranties given in connection with the Loan and any collateral given to secure the Loan.

13.      VENUE.

         MAKER AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING DIRECTLY, INDIRECTLY OR OTHERWISE IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS NOTE SHALL BE LITIGATED, AT HOLDER'S SOLE DISCRETION AND ELECTION, ONLY IN COURTS HAVING A SITUS WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS. MAKER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID COUNTY AND STATE AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. MAKER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON MAKER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO MAKER, AT THE ADDRESS SET FORTH IN THE LOAN AGREEMENT, AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

14.      JURY TRIAL WAIVER.

         MAKER, AND HOLDER BY ITS ACCEPTANCE OF THIS NOTE, HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS NOTE AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY MAKER AND BY HOLDER, AND MAKER ACKNOWLEDGES THAT NEITHER HOLDER NOR ANY PERSON ACTING ON BEHALF OF HOLDER HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. MAKER AND HOLDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT MAKER AND HOLDER HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS NOTE AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. MAKER AND HOLDER FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN



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REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF
THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

          IN WITNESS WHEREOF, Maker has executed this Note or has caused the same to be executed by its duly authorized representatives as of the date first set forth above.


                                    MAKER:

                                    MERIDIAN SUPERSTITION PARK INVESTORS,
                                    L.L.C., AN ARIZONA LIMITED LIABILITY COMPANY



                                    By: /s/ DAVID K. RONCK
                                       -----------------------------------------
                                       David K. Ronck, Vice President


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